Exhibit 99.1

Motive, Inc. Announces Second Quarter Results

•	License fee revenue for first half of 2005 up 9% over prior year
•	Use of Motive’s solutions exceeds 45 million endpoints worldwide

AUSTIN, Texas, July 27, 2005 - Motive, Inc. (NASDAQ: MOTV), a leading provider of management software, today announced results for the quarter ended June 30, 2005. Core revenue, which excludes the impact of business acquisitions, was $21.7 million, a one percent decrease from the second quarter of 2004. Total revenue for the second quarter of 2005 was $22.7 million.

Motive’s pro forma net income for the second quarter of 2005 was $0.3 million or $0.01 per diluted share as compared to $0.8 million or $0.04 per diluted share for the second quarter of 2004. Motive’s GAAP net loss for the second quarter of 2005 was $1.8 million or ($0.07) per share, compared to a net loss of $2.1 million or ($0.20) per share for the second quarter of 2004. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

“I am confident in the strength of our markets, particularly as broadband providers continue to invest heavily in the roll-out of advanced services. In addition, I am excited by the increasing role for Motive’s software in addressing the complexity of new enterprise applications,” said Scott Harmon, CEO of Motive. “I believe that our management software products are well-positioned to take advantage of these opportunities in both the near- and long-term.”

Current Highlights

•	Signed five new contracts over $1 million and expanded relationships with broadband providers in current and new geographies, including Bell Canada, BellSouth, Cable & Wireless, Softbank BB, Telewest and regional provider Talk America.

•	Gained significant momentum with strategic partner Alcatel in new geographies, including Eastern Europe, Asia, Latin America and the Middle East.

•	Continue to see strong customer traction with leading global financial services enterprises for Motive’s application configuration management solution.

•	Expanded broadband product line with the launch of IPTV FAST and Security FAST modules as part of Digital Home Management strategy.

•	Motive has now reached more than 45 million endpoints worldwide.

Financial Outlook

Core revenue for the third quarter of 2005 is expected to be in the range of $23.5 million to $24.5 million, and total revenue is expected to be in the range of $24.5 million to $25.5 million. Core revenue for the fiscal year 2005 is expected to be in the range of $95.5 million to $97.5 million, and total revenue is expected to be in the range of $99.5 million to $101.5 million. Pro forma earnings are expected to be in the range of $0.05 to $0.06 per diluted share for the third quarter of 2005 and in the range of $0.21 to $0.24 per diluted share for fiscal year 2005.

Conference Call Details

Motive has scheduled a conference call for 4:00 p.m. CST today to discuss its second quarter of 2005 results. Listeners can access the conference call via webcast from the Investor Relations section of Motive’s website at www.motive.com or by dialing (800) 510-9834and using the participant code 29698195. Presentation slides will accompany the call and can be accessed from the Investor Relations section of Motive’s website at www.motive.com. For those who cannot listen to the live broadcast of the call, a replay of the webcast will be available approximately two hours after the live call ends from the Investor Relations section of Motive’s website at www.motive.com or you can access a replay of the conference call at (888) 286-8010. The pass code for the replay is 52143627.

About Motive, Inc.

Motive, Inc. has pioneered a unique approach to designing management services into Internet-era networks, systems and applications. Motive’s software makes complex products and services self-managing, reducing overhead costs and optimizing customers’ return on investment. Companies worldwide have relied on Motive’s software to provide a range of problem remediation and configuration management tasks for more than 45 million endpoints. Founded in 1997, Motive is headquartered in Austin, Texas, and has offices in Europe and Asia. For more information, visit www.motive.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties concerning our expected financial performance, as well as our future business prospects and product and service offerings. Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. These potential risks and uncertainties include, among other things: our concentrated customer base; the mix of perpetual and term licenses; the effect of the timing of the recognition of revenue from products licensed; our typically long sales cycle; the dependence of our financial growth on the continued success and acceptance of our existing and new product and service offerings; our ability to market our products in new geographic areas; the compatibility of our software with hardware and software platforms that are used by our customers and their subscribers now or in the future; the ability to attract and retain key personnel; the intensely competitive nature of the market for our products and services; and the additional risk factors described in our SEC filings, which are available at the SEC’s website at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this release, and we assume no obligation to update any information contained in this press release.

Non-GAAP Financial Information

Motive has provided in this release certain financial information that has not been prepared in accordance with generally accepted accounting principles (GAAP). This information includes but is not limited to core revenue, pro forma net income and pro forma fully diluted earnings per share. These measures may be different from measures used by other companies. Our management uses these non-GAAP measures to evaluate our financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results, which is included in this press release.

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Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Media Contact:	Investor Contact:

Jen Grogono	April Downing
Motive, Inc.	Motive, Inc.
512-531-1979	512-531-1038
pr@motive.com	ir@motive.com

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenue:
License fees	$13,187	$13,586	$27,255	$25,081
Services:
Services	8,487	8,374	17,722	16,129
Acquired in business combination	1,018	2,062	2,276	5,488

Total services revenue	9,505	10,436	19,998	21,617

Total revenue	22,692	24,022	47,253	46,698

Cost of revenue:
License fees	199	157	343	351
Amortization of acquired technology	351	234	682	448
Services	6,620	7,084	13,606	14,621

Total cost of revenue	7,170	7,475	14,631	15,420

Gross margin	15,522	16,547	32,622	31,278

Operating expenses:
Sales and marketing	8,157	8,262	16,477	15,817
Research and development	4,908	4,683	9,443	8,917
General and administrative	2,605	2,046	5,111	4,215
Amortization of intangibles	858	802	1,708	1,575
Amortization of deferred stock compensation (1)	251	637	589	1,488

Total operating expenses	16,779	16,430	33,328	32,012

Income (loss) from operations	(1,257)	117	(706)	(734)
Interest income (expense), net	332	(2,018)	621	(2,528)
Legal settlement	(700)	—	(700)	—
Other income (expense), net	(109)	(55)	(181)	417

Loss before income taxes	(1,734)	(1,956)	(966)	(2,845)
Provision for income taxes	109	187	271	868

Net loss	$(1,843)	$(2,143)	$(1,237)	$(3,713)

Basic and diluted loss per share	$(0.07)	$(0.20)	$(0.05)	$(0.36)

Shares used in computing basic and diluted loss per share	26,150	10,820	26,053	10,288
(1) If the amortization of deferred stock compensation were allocated to specific operating statement line items, it would be allocated as follows:
Cost of services revenue	$14	$32	$33	$85
Sales and marketing	82	248	224	568
Research and development	92	210	192	498
General and administrative	63	147	140	337

	$251	$637	$589	$1,488

MOTIVE, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,367	$44,490
Short-term investments	30,115	24,724
Accounts receivable, net	22,896	18,823
Prepaid expenses and other current assets	5,398	3,104

Total current assets	94,776	91,141

Property and equipment, net	6,483	6,850
Goodwill	56,409	56,409
Acquired technology, net	7,305	7,987
Other intangibles, net	6,706	8,414
Other assets	2,355	3,114

Total assets	$174,034	$173,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,683	$6,547
Accrued liabilities	7,855	7,282
Deferred revenue	9,616	11,576

Total current liabilities	24,154	25,405
Deferred revenue	3,856	4,526

Total liabilities	28,010	29,931

Stockholders’ equity:

Common stock: $0.001 par value; 150,000,000 shares authorized; 26,281,119 shares issued and outstanding at June 30, 2005; 25,760,868 shares issued and outstanding at December 31, 2004	26	26
Additional paid-in capital	236,986	234,417
Deferred stock compensation	(1,106)	(1,796)
Accumulated comprehensive loss	(706)	(724)
Accumulated deficit	(89,176)	(87,939)

Total stockholders’ equity	146,024	143,984

Total liabilities and stockholders’ equity	$174,034	$173,915

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net loss	$(1,237)	$(3,713)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,766	1,751
Amortization of deferred stock compensation	589	1,488
Amortization of debt discount	—	1,743
Amortization of intangibles	2,390	2,023
Accretion of discount on short-term investments	(166)	—
Other noncash items	(32)	(28)
Changes in operating assets and liabilities net of acquisitions	(7,477)	3,266

Net cash provided by (used in) operating activities	(4,167)	6,530

Cash flows from investing activities
Purchase of short-term investments	(12,375)	(8,116)
Proceeds from maturities of short-term investments	7,200	—
Restricted cash	—	15,000
Purchase of property and equipment	(1,399)	(1,373)

Net cash provided by (used in) investing activities	(6,574)	5,511

Cash flows from financing activities
Payments made on long-term debt	—	(199)
Payments made on subordinated debt	—	(12,500)
Proceeds from IPO	—	44,134
Proceeds from issuance of common stock	2,619	747
Repurchase of common stock	(1)	(206)

Net cash provided by financing activities	2,618	31,976

Net increase (decrease) in cash and cash equivalents	(8,123)	44,017
Cash and cash equivalents at beginning of period	44,490	23,234

Cash and cash equivalents at end of period	$36,367	$67,251

MOTIVE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
GAAP services revenue	$9,505	$10,436	$19,998	$21,617
Pro forma adjustments:
Services revenue acquired in business combination	1,018	2,062	2,276	5,488

Pro forma core services revenue	$8,487	$8,374	$17,722	$16,129

GAAP revenue	$22,692	$24,022	$47,253	$46,698
Pro forma adjustments:
Services revenue acquired in business combination	1,018	2,062	2,276	5,488

Pro forma core revenue	$21,674	$21,960	$44,977	$41,210

GAAP gross margin	$15,522	$16,547	$32,622	$31,278
Pro forma adjustments:
Amortization of acquired technology	351	234	682	448

Pro forma gross margin	$15,873	$16,781	$33,304	$31,726

Pro forma gross margin	70%	70%	70%	68%

GAAP operating expenses	$16,779	$16,430	$33,328	$32,012
Pro forma adjustments:
Amortization of intangibles	858	802	1,708	1,575
Amortization of deferred stock compensation	251	637	589	1,488

Pro forma operating expenses	$15,670	$14,991	$31,031	$28,949

GAAP income (loss) from operations	$(1,257)	$117	$(706)	$(734)
Pro forma adjustments:
Amortization of acquired technology	351	234	682	448
Amortization of intangibles	858	802	1,708	1,575
Amortization of deferred stock compensation	251	637	589	1,488

Total pro forma adjustments	1,460	1,673	2,979	3,511

Pro forma income from operations	$203	$1,790	$2,273	$2,777

Pro forma operating margin	1%	7%	5%	6%

GAAP net loss	$(1,843)	$(2,143)	$(1,237)	$(3,713)
Total pro forma adjustments affecting income (loss) from operations	1,460	1,673	2,979	3,511
Write-off of unamortized subordinated debt discount	—	1,511	—	1,511
Legal settlement	700	—	700	—
Add back of tax per GAAP financial statements	109	187	271	868
Pro forma income tax expense calculated at 35% effective tax rate	(149)	(430)	(950)	(762)

Pro forma net income	$277	$798	$1,763	$1,415

GAAP shares used in computing diluted income (loss) per share	26,150	10,820	26,053	10,288
Pro forma adjustments:
Common shares subject to repurchase	19	51	21	52
Redeemable convertible preferred stock outstanding	—	9,641	—	9,982
Incremental shares related to stock warrants	1	469	5	471
Incremental shares related to stock options	1,092	1,637	1,272	1,641

Pro forma weighted average fully diluted shares outstanding	27,262	22,618	27,351	22,434

Pro forma fully diluted earnings per share *	$0.01	$0.04	$0.06	$0.06

*	Pro forma fully diluted earnings per share is calculated as pro forma net income divided by pro forma weighted average fully diluted shares outstanding.